Exhibit 10.4

CASPIAN SERVICES, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement, entered this date ____________ by and between Caspian Services, Inc. a Nevada corporation (the “Company”), and ________ (referred hereinafter as the “Participant”), and jointly referred to as the Parties or Party.

1.	GRANT OF STOCK

Effective on the date of this Agreement (the “Grant Date”) and subject to the terms and condition set forth herein, the Company hereby grants to Participant a total of ________ (<__>) shares of Restricted Stock, said number of shares being determined at market value on the Grant Date.

2.	ISSUANCE OF STOCK

a) As soon as practicable, the Company shall cause the shares of Restricted Stock to be issued in the Participant’s name. The Restricted Stock shall be subject to the restrictions described herein. The Restricted Stock shall bear appropriate legends with respect to the restrictions described herein. The Participant agrees that the shares of Restricted Stock shall be deposited with the Company, or such other custodian or escrow holder as the Company may appoint, to be held until the vesting and other applicable conditions of this Restricted Stock Grant are satisfied.

b) Subject to the applicable vesting schedule and upon expiration of the applicable Period of Restriction, a certificate or certificates representing the shares to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations the Company may have in connection with such Grant; provided, however, that such Shares may nevertheless be evidenced on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

3.	VESTING

a) The interest of the Participant in the Restricted Stock shall vest as follows: (i) 50% of the Restricted Stock Grant shall vest immediately following the date of the Grant; (ii) an additional 25% of the Restricted Stock Grant will vest on the date of the first year anniversary of the Grant; and (iii) the remaining 25% will vest on the date of the second year anniversary of the Grant.

b) Any portion of the Restricted Stock that shall have become vested on the date of this Restricted Stock Agreement and upon which the Period of Restriction has lapsed shall be delivered to the Participant promptly following execution of this Restricted Stock Agreement.

c) Any portion of the Restricted Stock that is not vested as of the date of this Restricted Stock Agreement or/and upon which the Period of Restriction has not yet elapsed shall be deposited with the Company in accordance with the Section 2 above.

4.	RESTRICTIONS

(a) No portion of the Restricted Stock or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant or his successor or trustee until such portion of the Restricted Stock becomes vested in accordance with Section 3 of this Agreement and before Six-Month Holding Period described below has elapsed (the “Period of Restriction”).

(b) Required Six-Month Holding Period. No portion of the Restricted Stock, whether vested or not, may be sold prior to six months from the date of such portion becomes vested or prior to six months from the date of this Restricted Stock Agreement, whichever occurs later.

(c) Except for termination for “Cause” or when the Participant resigns, with the exception of Voluntary or Involuntary Termination as described in the Employment Agreement, all outstanding Restricted Stock granted under this Restricted Stock Agreement shall continue to vest in accordance with the vesting schedule during the twelve (12) month period following the Participant’s date of termination.

d) For the avoidance of doubts and unless otherwise determined in accordance with Employment Agreement for purpose of this Section 4 “Cause” shall mean:

(1) the Participant’s material fraud, malfeasance, gross negligence, or wilfull misconduct with respect to business affairs of the Company that is directly or materially harmful to the business or reputation of the Company or any subsidiary of the Company, or

(2) the Participant’s conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude.

5.	PARTICIPANT SHAREHOLDER RIGHTS

During the Restriction Period, the Participant shall have all the rights of a shareholder with respect to the Restricted Stock except the right to transfer the Restricted Stock, as set forth in Section 4 of this Agreement. Accordingly, the Participant shall have the right to vote the Restricted Stock and to receive any cash dividends paid to or made with respect to the Restricted Stock, provided, however, that dividends paid, if any, with respect to that Restricted Stock which has not vested at the time of the dividend payment shall be held in the custody of the Company and shall be subject to the same restrictions that apply to the corresponding Restricted Stock.

6.	CHANGES IN STOCK

(a) In the event of any stock dividend, stock split, capital reorganization or reclassification of the Stock of the Company, the Participant in his capacity as owner of the unvested shares of Restricted Stock which have been awarded to him (the “Prior Stock”) shall be entitled to as many new or additional or different shares, securities or assets, equal to the amount of new or additional or different shares, securities or assets, as if the Prior Stock had been fully vested Stock, such new or additional or different shares, securities, assets shall thereupon be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

7.	TAXES

a) The Participant shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Restricted Stock hereunder. The Participant on its sole discretion may elect to satisfy such withholding tax obligation by having the Company retrain Restricted Stock having a fair market value equal to the Company’s minimum withholding obligation.

b) Regardless of any action the Company takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Executive Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the his or her beneficiary), and that the Company does not: (i) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (ii) commit to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.

8.	MISCELLANEOUS

(a) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Participant at his address then on file with the Company.

(d) This Agreement shall not be construed so as to grant the Participant any right to remain in the employ of the Company or any of its Subsidiaries.

(e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(f) This Agreement shall be constructed in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.

9. SIGNATURES

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

ON BEHALF OF THE CASPIAN SERVICES, INC. SIGNED BY:

NAME:	_____________________

TITLE:	_____________________

SIGNATURE:	_____________________ DATE SIGNED: _________________

PARTICIPANT:

SIGNATURE:	_____________________ DATE SIGNED: _________________

PRINT NAME:	____________________________